UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Eventbrite, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 5, 2025
This proxy statement supplement (this “Supplement”), dated June 3, 2025, supplements the proxy statement filed with the Securities and Exchange Commission on April 24, 2025 (the “Proxy Statement”) relating to the proxies being solicited by the Board of Directors (the “Board”) of Eventbrite, Inc., a Delaware corporation (the “Company” and “we” or “our”), in connection with the Company’s Annual Meeting of Stockholders to be held on Thursday, June 5, 2025 (the “Annual Meeting”). This Supplement should be read together with the Proxy Statement. Other than as set forth below, no changes have been made to the Proxy Statement.
The purpose of this Supplement is to provide information relating to the merger of the Company’s independent registered public accounting firm.
On June 3, 2025, the Company was notified that Moss Adams LLP (“Moss Adams”), the Company’s independent registered public accounting firm, merged with Baker Tilly US, LLP effective on June 3, 2025. The combined audit practices operate as Baker Tilly US, LLP (“Baker Tilly”). In connection with the notification of the merger, Moss Adams has resigned as the auditors of the Company and the Audit Committee of the Board approved the appointment of Baker Tilly, as the successor to Moss Adams, as the Company’s independent registered public accounting firm.
The audit report of Moss Adams on the Company’s consolidated financial statements as of December 31, 2024 and 2023, and for the years then ended, and internal control over financial reporting as of December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2024 and 2023, and the subsequent interim period through June 3, 2025, there were no (a) disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, or (b) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.
During the years ended December 31, 2024 and 2023, and the subsequent interim period through the date of this Current Report on Form 8-K, neither the Company, nor anyone on its behalf, consulted with Baker Tilly regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.
The Company provided Moss Adams with a copy of this Supplement prior to its filing with the Securities and Exchange Commission (the “Commission”) and requested that Moss Adams furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of Moss Adams’ letter to the Commission, dated June 3, 2025, is filed as Exhibit 16.1 to the Current Report on Form 8-K filed by the Company on June 3, 2025.
With respect to Proposal No. 2 included in the Proxy Statement, to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31,

2025, we will consider an affirmative vote “For” Proposal No. 2 as a vote “For” ratification of Baker Tilly as the successor accounting firm following the merger and a vote “Against” Proposal No. 2 as a vote “Against” ratification of Baker Tilly as the successor accounting firm following the merger. Abstentions are considered shares present and entitled to vote on Proposal No. 2, and thus, will have the same effect as a vote “Against” the proposal.
Proxy voting instructions already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. Important information regarding how to vote your shares and how to change votes already cast is available in the Proxy Statement.